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                                                                 EXHIBIT 10.1
                               NON-COMPETITION AND
                           NON-SOLICITATION AGREEMENT

                                (JOHN W. ALLISON)



                  This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement") is made as of August 14, 1997, by and among Cavalier Homes, Inc., a Delaware corporation ("CH"), Belmont Homes, Inc., a Mississippi corporation ("BH"), Spirit Homes, Inc., an Arkansas corporation and a wholly owned subsidiary of BH ("BH Sub"), and John W. Allison, an individual residing in the State of Arkansas ("Executive").


                              W I T N E S S E T H :


         WHEREAS, Executive is currently employed by BH as Acting President and Chief Executive Officer, and by BH Sub as President; and

         WHEREAS, pursuant to that certain Agreement and Plan of Merger by and among BH, Crimson Acquisition Corp., a Mississippi corporation and wholly owned subsidiary of CH ("Sub"), and CH, dated as of the date hereof (the "Merger Agreement"), Sub will merge (the "Merger") with and into BH in a merger in which BH shall be the surviving corporation; and

         WHEREAS, Executive is a shareholder in BH, and as such will receive substantial financial benefit from the Merger, and CH would not have entered into the Merger Agreement, nor would CH have paid the substantial consideration described therein, without Executive's execution of this Agreement; and

         WHEREAS, in further consideration for the execution of this Agreement, BH and BH Sub have agreed to retain Executive as an employee at will, conditioned upon the execution of this Agreement, and Executive specifically acknowledges the valuable nature of this consideration, and freely and voluntarily enters into this Agreement;

         NOW, THEREFORE, based upon the foregoing and on other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Acknowledgments by Executive. Executive acknowledges that (a) the products and services of BH and CH (collectively with their subsidiaries and affiliates, the "Companies") are marketed throughout the southeastern region of the United States; (b) the Companies compete with other businesses that are or could be located in any part of the United States; (c) CH, Sub and BH would not have executed the Merger Agreement without the assurance that the covenants set forth in Section 2 of this Agreement would be made; (d) the provisions of
Section 2 of this Agreement are reasonable and necessary to protect and preserve the Companies'



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business; and (e) the Companies would be irreparably damaged if Executive were to breach the covenants set forth in Section 2 of this Agreement.

         2. Non-competition. As an inducement for CH and Sub to enter into the Merger Agreement, as additional consideration for the consideration to be paid to Executive pursuant to his employment at will with BH and BH Sub, and in consideration of the matters set forth in the above recitals, Executive agrees that:

                  (a) For a period of one (1) year after the Effective Time (as defined in the Merger Agreement) (the "Non-Compete Period"):

                  (i) Executive will not engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, or be employed by, any person or entity engaged in the business of manufacturing or producing new manufactured housing (not previously owned) which has a manufacturing facility located anywhere within one hundred (100) miles of Belmont, Mississippi, Conway, Arkansas or Millen, Georgia; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) 4.9% of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended;

                  (ii) Executive will not, directly or indirectly, either for himself or any other person, except in the ordinary course of the Companies' business while Executive is employed by one of the Companies as may be necessary to carry out Executive's duties as an employee of such Companies, induce or attempt to induce any employee of any of the Companies to leave the employ of such company; and

                  (b) Executive agrees that each of the covenants in subparagraph (a) above are reasonable with relation to their duration, geographical area and scope;

                  (c) Executive will not, at any time during or after the Non-Compete Period, slander or libel the Companies, or any of their stockholders, directors, officers, employees, or agents; and

                  (d) Executive will, at any time during the period of this Agreement, at CH's, BH's or BH Sub's request, confirm to BH Executive's compliance with the provisions of this Agreement within ten (10) days of any such request for confirmation by BH.



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         3. Remedies. If Executive breaches the covenants set forth in Section 2 of this Agreement, the Companies will be entitled to recover monetary damages from Executive on account thereof, and in addition to their right to damages and any other rights they may have (whether covered in this Section 3 or otherwise), to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 2 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Companies and would be an inadequate remedy for such breach.

         4. Certain Termination Events. (a) In the event that Executive is terminated from employment at any time after the Effective Time (as defined in the Merger Agreement) and prior to the first anniversary of the Effective Time with BH and BH Sub for any reason other than for Cause (as defined below) or the voluntary termination of such employment by Executive, BH shall maintain and pay for Executive's family health insurance coverage for a period of three years from such termination date, to the extent permitted by law and the applicable plan (the "Insurance Obligations"). For purposes of this Section 4, "Cause" shall mean Executive's (i) breach of this Agreement; (ii) dishonesty or fraud in connection with his employment; (iii) failure to adhere (in any material respect) to any policy of any of the Companies to which the Executive is subject and that is known or reasonably should be known to Executive; (iv) appropriation (or attempted appropriation) of a material business opportunity of any of the Companies, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of any of the Companies;
(v) misappropriation (or attempted misappropriation) of any of the Companies' funds or property; (vi) conviction of, or indictment for (or its procedural equivalent) or entering of a guilty plea or plea of no contest with respect to, a felony or any other criminal offense involving moral turpitude (other than traffic offenses); or (vi) Executive's insubordination, willful misconduct in the performance of, or gross neglect of, his duties with BH or BH Sub or any of the Companies, as determined by the good faith judgment of the Board of Directors of BH or BH Sub.

                  (b) This agreement on the part of BH is additional consideration given to Executive to induce him to make the covenants set forth in Section 2 of this Agreement. Executive acknowledges and agrees that BH would not have agreed to the Insurance Obligations under the conditions set forth in this Section 4 without Executive's having made the covenants set forth in
Section 2 of this Agreement. In the event Executive breaches any of the covenants set forth in Section 2 of this Agreement, the Insurance Obligations shall be forfeited by Executive. This forfeiture and recovery right of BH shall be in addition to and not in lieu of any other rights and remedies available to BH for such breach, including, without limitation, the rights and remedies set forth in Section 4 above.

                  (c) Nothing in this Agreement or otherwise shall give Executive any right to continued employment with any of the Companies, and Executive's employment with BH and BH Sub and, if applicable, the Companies is and shall remain terminable at will.

         5. Successors and Assigns. This Agreement will be binding upon CH, BH, BH Sub and Executive and will inure to the benefit of Executive, CH, BH, BH Sub and their respective affiliates, successors, heirs and assigns.



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6. Governing  Law. This Agreement will be governed by the laws of the State of
Arkansas without regard to conflicts of laws principles.

         7. Severability. In the event any provision or portion of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, for any reason, under present or future law, such provision shall be severable and the remainder thereof shall not be invalidated or rendered unenforceable or otherwise adversely affected. Without limiting the generality of the foregoing, if a court of competent jurisdiction should deem any provision of this Agreement to create a restriction that is unreasonable as to scope, duration or geographical area, the parties hereto agree that the provisions of this Agreement shall be enforceable in such scope, for such duration and in such geographic area as any court of competent jurisdiction may determine to be reasonable.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings between CH, BH, BH Sub and Executive with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. This Agreement shall be terminated and deemed null and void in its entirety ab initio in the event the Merger Agreement is terminated in accordance with its terms and the Merger is not consummated. The restrictions upon Executive set forth in Section 2 above shall also terminate upon a breach of BH's obligations under Section 4 when it is otherwise obligated to provide the Insurance Obligations.




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                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                                  CAVALIER HOMES, INC.


                                          By:  /s/ DAVID A. ROBERSON
                                             ----------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                 ------------------------------



                                                  BELMONT HOMES, INC.


                                          By:  /s/ JOHN W. ALLISON
                                              ---------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                -------------------------------


                                                  SPIRIT HOMES, INC.


                                          By: /s/ John W. Allison
                                              ---------------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                 ------------------------------



                                               /s/ John W. Allison
                                          -------------------------------------
                                                   John W. Allison



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